SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   Form 8-K

                                CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                       Date of Report February 28, 2006

                       Commission File Number 000-27261

                          CH2M HILL Companies, Ltd.
               (Exact name of registrant as specified in its charter)

                 Oregon                           93-0549963
      (State or other jurisdiction of       (I.R.S. Employer
      incorporation or organization)        Identification Number)


      9191 South Jamaica Street,
      Englewood, CO                                    80112
      (Address of principal executive offices)       (Zip Code)


                               (303) 771-0900
                 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




                                     Form 8-K

Item 1.01  Entry into a Material Definitive Agreement.

The Board of Directors for CH2M HILL Companies, Ltd. approved the following 2006 Board services compensation for Board members who are not also employees of the company or its subsidiaries:

All non-employee directors will receive an annual retainer of $30,000. Those non-employee directors who serve as chairpersons for Board committees shall also receive an annual retainer of $4,000.
The Lead Director shall receive an additional annual retainer of $15,000. The non-employee directors will also receive Board meeting fees in the amount of $1,500 for each Board meeting they attend; and an additional $1,000 for each committee meeting they attend, for a maximum of two meetings in any one day.

CH2M HILL may, at its discretion, award supplemental cash, stock, or stock option compensation to its non-employee directors. For 2006 Board services, CH2M HILL shall make a supplemental restricted stock award equal to $42,500 to each non-employee director. All directors are reimbursed for expenses incurred in connection with their attendance at CH2M HILL Board meetings and other CH2M HILL sponsored functions.

CH2M HILL's employee directors do not receive additional compensation for their Board service, but the company compensates them for all expenses incurred in connection with such service.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CH2M HILL COMPANIES, LTD.

Date: February 28, 2006           By: /s/ M. Catherine Santee
                                    __________________________
                                    M. Catherine Santee
                                    Its: Senior Vice President, Finance